Exhibit 99.1

Sanmina-SCI Corporation Announces Early Settlement for its Previously Announced Tender Offers and Consent Solicitation

San Jose, California — May 10, 2011 — Sanmina-SCI Corporation (the “Company”) (Nasdaq GS: SANM) announced today that, as of 5:00 p.m., New York City time, on May 9, 2011 (the “Early Tender and Consent Deadline”), it had received tenders and consents from holders of $279,340,000 in aggregate principal amount of its 6¾% Senior Subordinated Notes due 2013 (the “2013 Notes”), representing approximately 73.51% of the outstanding 2013 Notes, and tenders from holders of $257,484,000 in aggregate principal amount of its 8.125% Senior Subordinated Notes due 2016 (the “2016 Notes” and together with the 2013 Notes, the “Notes”), representing approximately 42.91% of the outstanding 2016 Notes, in connection with the Company’s previously announced cash tender offer and consent solicitation for any and all of the 2013 Notes (the “2013 Notes Offer”) and cash tender offer for up to $200.0 million aggregate principal amount (the “Tender Cap”) of the 2016 Notes (the “2016 Notes Offer” and together with the 2013 Notes Offer, the “Offers”).

On May 10, 2011, the Company accepted for payment all 2013 Notes and $200.0 million aggregate principal amount of 2016 Notes validly tendered as of the Early Tender and Consent Deadline and made payment to The Depository Trust Company therefor.

As a result of the receipt of the requisite consents from holders of 2013 Notes, on May 10, 2011, the Company entered into a supplemental indenture with the trustee effecting the proposed amendments to the indenture governing the 2013 Notes, substantially as described in the Offer to Purchase and Consent Solicitation Statement dated April 26, 2011 relating to the 2013 Notes, which eliminated substantially all of the restrictive covenants and certain events of default contained in such indenture.

Because the aggregate principal amount of 2016 Notes tendered exceeded the Tender Cap, the Company accepted the 2016 Notes for payment on a pro rata basis.  The final proration factor was 77.69%.  The Company made appropriate adjustments downward to the nearest $1,000 principal amount to avoid purchases of Notes in principal amounts other than integral multiples of $1,000.  The Company will not accept any 2016 Notes tendered after the Early Tender and Consent Deadline.  All 2016 Notes not accepted as a result of proration will be promptly returned to tendering holders of 2016 Notes.

Holders who have not yet tendered their 2013 Notes may tender until 8:00 a.m., New York City time, on May 24, 2011, unless extended or earlier terminated.  Any Notes so tendered may not be withdrawn.  The Offers are subject to the satisfaction of certain customary conditions.

The Company has engaged BofA Merrill Lynch, as the dealer manager for the Offers and as the solicitation agent for the 2013 Notes Offer.  Persons with questions regarding either of the Offers should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388-9217 (attention: Debt Advisory Services).  Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Offers, at (800) 207-3158 or (212) 269-5550.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes.  The tender offers and the consent solicitation are being made solely by the relevant Offer to Purchase and accompanying Letter of Transmittal.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market.  Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions and delivers superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, clean-tech and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world.  More information regarding the company is available at http://www.sanmina-sci.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs.  The forward-looking statements contained in this press release include statements about the Company’s intention to commence the Offers, the consideration for each series of Notes and the anticipated timing of the Offers.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release.  However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  risks associated with uncertainty as to whether the Offers will be completed, costs and potential litigation associated with the Offers, the inability to obtain or meet specific conditions imposed for the Offers, and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”).  We urge you to carefully consider the risks which are described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.